Exhibit 99.1

DASEKE ANNOUNCES CEO RETIREMENT

Company’s Operational and Financial Performance in Q4 Expected to be In-Line with Estimates

Board of Directors Appoints Jonathan Shepko as Interim CEO

ADDISON, Texas, January 5, 2021 (GLOBE NEWSWIRE) -- Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, announced today that Christopher Easter has retired as Chief Executive Officer and as a member of the Board of Directors, effective December 31, 2020. The Board has engaged a leading executive search firm to assist in the search for Mr. Easter’s successor. Jonathan Shepko, a current Daseke director, has been appointed as Interim CEO until a permanent successor for Mr. Easter is identified and hired.

Mr. Easter stated, “This has been a very difficult decision for me personally, but I have a number of family-related obligations that need my full attention. As a result, I made the decision to retire from Daseke at the end of the year. Over the past two years, I have been fortunate to work alongside some of the most dedicated and talented people in the flatbed and specialized trucking industry and I am very proud of what we have accomplished together. We have successfully executed a dramatic turnaround in our performance while navigating through a global pandemic. Daseke’s strategy is sound, the business is performing well, and the team is poised to continue forward with this momentum. I have an enormous amount of confidence in Daseke’s future.”

On behalf of the Board, Chairman Brian Bonner said, “We are grateful to Chris for his leadership and want to extend our thanks for the many contributions he has made at Daseke. Among other things, Chris helped to reset our operational strategy and built a solid leadership team with decades of transportation experience. The Board is confident in the team’s ability to execute on our current strategy and guide Daseke to a bright future. The Board respects Chris’ decision to retire and we wish him the very best in the future.”

Mr. Shepko said, “I look forward to leading Daseke during this interim period, with a goal of making further progress on our current strategic path and driving continued operational and financial performance. I expect to be fully engaged with the team and leading the organization with assistance from Brian as if my role were permanent; we must continue our transformation. Brian and I have been extensively involved in helping reset the strategy at Daseke and will help ensure continuity of mission and aggressive execution on our key priorities. Daseke is fortunate to have an experienced leadership team and we will leverage their expertise, and the strong bench of talent throughout the organization, as we continue to improve the earnings power of our business, strengthen our balance sheet, and position the business for long-term growth.”

Operational and Financial Performance Update

Daseke also announced today that the business performed well during the fiscal fourth quarter ended December 31, 2020. Based on preliminary results and excluding the positive impact of the wind-down of the Aveda Transportation business, Daseke expects to achieve its internal financial forecasts and expects results to be approximately in-line with analyst consensus for revenue and Adjusted EBITDA, as calculated by FactSet.1

Daseke expects to release earnings and host a conference call at the end of January, at which time the Company will discuss fourth quarter and full-year 2020 results along with the outlook for 2021.

Other Developments

Separately today, Daseke announced that it signed cooperation agreements with Lyons Capital and Don Daseke and made other changes to the Board’s composition. Additional details concerning these developments are available in a separate press release issued this morning and will be included in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”).

About Jonathan Shepko

Mr. Shepko is a Cofounder and Managing Partner of Stonehollow Capital Partners, which makes direct equity investments in private companies across the United States. Prior to founding Stonehollow in January 2019, from 2014 to 2018, Mr. Shepko served as a Managing Partner of EF Capital Management, LP, the investment arm of a substantial single-family office, which largely focused on direct equity and direct debt investments, in both public and private companies, across the United States. During his tenure with EF Capital, Mr. Shepko served in various Board and management capacities of the firm’s portfolio investments. Prior to founding EF Capital, Mr. Shepko was a Managing Director with Ares Management (~$100B AUM), where he focused on originating and structuring debt financings in the energy industry. From 2009 until 2014, Mr. Shepko co-headed, and served as Managing Director of, CLG Energy Finance (an affiliate of Beal Bank), which focused on providing senior-stretch and uni-tranche facilities to the energy and infrastructure industries. Prior to forming CLG Energy Finance, Mr. Shepko was a Vice President with EnCap Investments, LP, where his responsibilities included originating, structuring and managing private equity investments in the oil and gas sector, while also serving on the boards of several of these companies. Mr. Shepko was appointed to the Board effective as of February 2017. Mr. Shepko graduated magna cum laude with a degree in Finance from Texas A&M University.

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of more than 5,000 tractors and 11,500 flatbed and specialized trailers. For more information, please visit www.daseke.com.

1 FactSet calculates consensus revenue and Adjusted EBITDA for Q4 2020 to be $333.6 million and $32.7 million, respectively, as of January 1, 2021. Fourth quarter 2020 expected results reflect Daseke’s preliminary estimates based on currently available information and are subject to completion of Daseke’s financial closing procedures. These results may change, and those changes may be material.

Use of Non-GAAP Measures

This news release includes information regarding Adjusted EBITDA, a non-GAAP financial measure. Please note that non-GAAP measures are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define non-GAAP measures differently than Daseke does, and as a result, it may be difficult to use non-GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using non-GAAP measures supplementally.

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, and other fees and charges associated with financings, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) business transformation costs, (vi) non-cash impairment, (vii) restructuring charges, (viii) stock compensation expense, and (ix) impaired lease termination. The Company’s board of directors and executive management team use Adjusted EBITDA as a key measure of its performance and for business planning. Adjusted EBITDA assists them in comparing the Company’s operating performance over various reporting periods on a consistent basis because it removes from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA also allows the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance. Daseke is not providing estimates for Q4 net income (loss), or reconciliations of Adjusted EBTIDA to net income (loss), in this news release as they are not presently available without unreasonable effort.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Information regarding the Company’s expected financial and operational performance during Q4 2020 are forward- looking statements. Forward-looking statements may also include statements about the Company’s goals, including its restructuring actions and cost reduction initiatives; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

The effect of the COVID-19 pandemic may remain prevalent for a significant period of time and may continue to adversely affect the Company’s business, results of operations and financial condition even after the COVID-19 pandemic has subsided and “stay at home” mandates have been lifted. The extent to which the COVID-19 pandemic impacts the Company will depend on numerous evolving factors and future developments that it cannot predict. There are no comparable recent events that provide guidance as to the effect the COVID-19 global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. Additionally, the Company will regularly evaluate its capital structure and liquidity position. From time to time and as opportunities arise, the Company may access the debt capital markets and modify its debt arrangements to optimize its capital structure and liquidity position.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and disruptions in capital and credit markets, the impact to the Company’s business and operations resulting from the COVID-19 pandemic, the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans, the Company’s ability to complete planned or future divestitures successfully, the Company’s ability to adequately address downward pricing and other competitive pressures, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to realize intended benefits from its recent or future acquisitions, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the SEC, available at www.sec.gov, including Daseke’s most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, particularly the section titled “Risk Factors.”

Investor Relations:

Alpha IR Group
Joseph Caminiti or Chris Hodges
312-445-2870
DSKE@alpha-ir.com